Exhibit 99.1

TransAtlantic Petroleum Announces Fourth Quarter and Year-End 2016 Financial Results and Provides an Operations Update

Hamilton, Bermuda (March 22, 2017) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced financial results for the quarter and year ended December 31, 2016 and provided an operations update. Additional information can be found on TransAtlantic’s website at www.TransAtlanticPetroleum.com.

Highlights

•	The company has determined that it is appropriate to eliminate the Going Concern qualification in its consolidated financial statements effective as of December 31, 2016.
•	TransAtlantic successfully completed the sale of its TBNG subsidiary in February 2017. These assets were classified as held for sale at year-end 2016.
•

Net loss from continuing operations in 2016 was $22.4 million, as compared to $26.7 million in 2015.  Net loss from continuing operations for the three months ended December 31, 2016 was $5.7 million as compared to $4.6 million for the third quarter of 2016 and $32.6 million in the fourth quarter of 2015.

•

Adjusted EBITDAX from continuing operations for the year ended December 31, 2016 was $40.9 million, as compared to $64.7 million for the year ended December 31, 2015, which included cash settlements on commodity derivative contracts of $4.2 million and $15.3 million for 2016 and 2015, respectively. Adjusted EBITDAX from continuing operations for the three months ended December 31, 2016 decreased to $9.4 million, as compared to $12.8 million for the third quarter of 2016 and $9.5 million in the fourth quarter of 2015, which included cash settlements on commodity derivative contracts of zero, $2.7 million and $2.1 million for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively. [1]

•	Diluted net loss per common share from continuing operations improved to $0.51 in 2016 from $0.65 in 2015.
•	2016 general and administrative expenses and production expenses decreased 32% and 4%, respectively, from 2015.
•	TransAtlantic’s wellhead production from continuing operations was 1.8 million barrels of oil equivalent (“MMBOE”) in 2016, as compared to 1.9 million MMBOE in 2015.

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of this press release.

•

TransAtlantic’s average net sales volumes from continuing operations were approximately 4,335 barrels of oil equivalent per day (“BOEPD”) in the fourth quarter of 2016, as compared to 4,191 BOEPD in the third quarter of 2016 and 5,019 BOEPD in the fourth quarter of 2015.

•

TransAtlantic’s 2017 year-to-date net wellhead production is approximately 4,491 BOEPD, comprised of 3,633 barrels of oil per day (“BOPD”) and 5.15 million cubic feet of natural gas per day (“MMCFPD”).

•	TransAtlantic's management will be presenting at the IPAA New York oil and gas conference on Monday, April 3, 2017 at 3:05 p.m. Eastern time.

Fourth Quarter 2016 Results for Continuing Operations

	For the Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net Sales:
Oil (MBbls)	352	338	371
Natural gas (MMCF)	279	283	542
Total net sales (MBOE)	399	386	461
Average net sales (BOEPD)	4,335	4,191	5,019
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$44.50	$39.99	$30.27
Oil ($/Bbl hedged)	$44.50	$40.43	$35.99
Natural gas ($/MCF)	$5.65	$6.89	$7.39

Total revenues were $18.7 million for the three months ended December 31, 2016, compared to $16.7 million for the three months ended September 30, 2016 and $15.9 million for the three months ended December 31, 2015. For the three months ended December 31, 2016, TransAtlantic had a net loss from continuing operations of $5.7 million, or $0.12 per share (basic and diluted), compared to a net loss from continuing operations of $4.6 million, or $0.10 per share (basic and diluted), for the three months ended September 30, 2016 and a net loss from continuing operations of $32.6 million, or $0.80 per share (basic and diluted), for the three months ended December 31, 2015. The net loss for the three months ended December 31, 2016 included $3.2 million of foreign exchange loss and $3.0 million of exploration, abandonment and impairment charges compared to $0.4 million of foreign exchange loss and $1.5 million of exploration, abandonment and impairment charges for the three months ended September 30, 2016.  Additionally, this compares to $1.2 million of foreign exchange gain and $13.3 million of exploration, abandonment and impairment charges for the three months ended December 31, 2015.  Capital expenditures totaled $4.6 million for the three months ended December 31, 2016 compared to $1.5 million for the three months ended September 30, 2016 and $3.9 million for the three months ended December 31, 2015.

Adjusted EBITDAX from continuing operations for the three months ended December 31, 2016 was $9.4 million, compared to $12.8 million for the three months ended September 30, 2016 and $9.5 million for the three months ended December 31, 2015. The decrease in fourth quarter of 2016 Adjusted EBITDAX compared to the third quarter of 2016, was primarily due to a decrease of $2.7 million in realized cash settlements on commodity derivative contracts, an increase in general and administrative expenses of $2.3 million, which was partially offset by an increase in total revenues of $2.0 million.

2016 Annual Results for Continuing Operations

Revenues for the twelve months ended December 31, 2016 were $68.6 million, compared to $85.1 million for the twelve months ended December 31, 2015.  The decrease in annual revenues was primarily attributable to a 13% decrease in the average price per BOE received for TransAtlantic’s sales volumes.  For the twelve months ended December 31, 2016, TransAtlantic had a net loss from continuing operations of $22.4 million, or $0.51 per share (basic and diluted), compared to a net loss from continuing operations of $26.7 million, or $0.65 per share (basic and diluted), for the twelve months ended December 31, 2015.  The 2016 net loss from continuing operations included $6.0 million of exploration, abandonment and impairment charges, $11.8 million of interest expense, $3.9 million of foreign exchange losses and $3.3 million of derivative losses compared to $21.5 million of exploration, abandonment and impairment charges, $13.1 million of interest expense, $5.7 million of foreign exchange losses and $27.5 million of derivative gains for the twelve months ended December 31, 2015.

Adjusted EBITDAX from continuing operations for the twelve months ended December 31, 2016 was $40.9 million compared to $64.7 million for the twelve months ended December 31, 2015. The difference was a result of a decrease in revenues of $16.5 million, a decrease in TransAtlantic’s realized cash settlements on its commodity derivative contracts, excluding proceeds from the hedge unwinds, of $11.1 million, an increase in the cost of purchased natural gas of $2.3 million, which was partially offset by a decrease in general and administrative expenses of $6.5 million and a decrease in production expenses of $0.5 million.

Impact of Foreign Currency Exchange

During the three months ended December 31, 2016, accumulated other comprehensive loss increased $15.4 million to a total of $140.3 million, due primarily to foreign exchange rate changes in Turkey compared to the U.S. Dollar.  The financial statement impact is 100% non-cash and is reflected in other comprehensive (loss) income on the Consolidated Statement of Comprehensive (Loss) Income and in shareholder’s equity on the Summary Consolidated Balance Sheets.  This adjustment impacts the value of comprehensive income and shareholders’ equity, but does not impact net income or earnings per share.

The Company records its foreign operations’ assets, liabilities and transactions in the functional currency, which for Turkey is the New Turkish Lira, for Bulgaria is the Bulgarian Lev and for Albania is the U.S. Dollar. For more information regarding the effects of foreign currency exchange on Company operations and reported financial results, please refer to the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 22, 2017.

Liquidity

During 2016, we focused on several transactions to deleverage our balance sheet, repay our Senior Credit Facility with BNP and IFC, obtain new debt financing, raise cash from asset sales and refinance our 13% Senior Convertible Notes due 2017.  Subsequent to year end, on February 24, 2017, we closed the sale of TBNG for gross proceeds of $20.9 million, and approximate net cash proceeds of $16.3 million, approximately $3.0 million of which is held in escrow pending final purchase price adjustments.  We will continue to focus on reducing our outstanding indebtedness during 2017.

Operational Update

In January 2017, we spud the Bahar-11H well in the Bahar field in Southeastern Turkey.  We expect to start completion operations in the second quarter of 2017.  We have also continued construction of an enhanced production facility in the Bahar field and the electrification of the field via natural gas powered generators.  We expect this project to be fully completed in the first week of April.  In the Selmo field in Southeastern Turkey, we have continued with low cost workovers and facility enhancements.  We were awarded an expansion of the Molla 4845 License by approximately 27,600 acres and plan to commence 3D seismic this spring.

Presentation at IPAA New York

TransAtlantic's management will be presenting at the IPAA New York oil and gas conference on Monday, April 3, 2017 at 3:05 p.m. Eastern time.  A live webcast of the event and slide presentation will be available on TransAtlantic's website at www.transatlanticpetroleum.com. To access the webcast, click on "Investors", select "Events and Presentations", and click on "Listen to webcast" under the event listing.

Conference Call

The Company has scheduled a conference call for Thursday, March 23, 2017 at 7:00 a.m. Central (8:00 a.m. Eastern) to discuss fourth quarter and year ended 2016 financial results.

Investors who would like to participate in the conference call should dial toll-free (877) 878-2762 or (678) 809-1005 for international callers approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 85194696. A replay will be available through March 24, 2017, at 11:00 p.m. Eastern and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 85194696.

A webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the live webcast and replay, click on “Investors,” select “Events & Presentations,” and click on “Listen to webcast” under the event listing. The webcast requires iOS, Microsoft Windows Media Player or RealOne Player.

Annual Report on Form 10-K

TransAtlantic filed its Annual Report on Form 10-K for the year ended December 31, 2016, on March 22, 2017.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive (Loss) Income

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended			For the Twelve Months Ended Dec 31,
	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	2016	2015
Revenues:
Total revenues	$18,672	$16,659	$15,917	$68,595	$85,064
Costs and expenses:
Production	3,343	3,070	2,814	12,368	12,873
Exploration, abandonment and impairment	2,999	1,531	13,342	5,963	21,544
Cost of purchased natural gas	1,154	1,027	679	4,418	2,082
Seismic and other exploration	20	3	42	104	370
General and administrative	4,919	2,659	5,474	16,320	24,138
Depreciation, depletion and amortization	5,972	7,280	9,524	29,025	37,707
Accretion of asset retirement obligations	88	97	91	373	368
Total costs and expenses	18,495	15,667	31,966	68,571	99,082
Operating (loss) income	177	992	(16,049)	24	(14,018)
Other (expense) income:
Interest and other expense	(2,735)	(3,836)	(3,467)	(11,841)	(13,077)
Interest and other income	1,135	1,009	172	2,546	855
(Loss) gain on commodity derivative contracts	(838)	(187)	2,027	(3,257)	27,457
Foreign exchange (loss) gain	(3,212)	(390)	1,214	(3,871)	(5,653)
Total other (expense) income	(5,650)	(3,404)	(54)	(16,423)	9,582
Loss from continuing operations before income taxes	(5,473)	(2,412)	(16,103)	(16,399)	(4,436)
Income tax expense	(226)	(2,224)	(16,483)	(6,046)	(22,229)
Net loss from continuing operations	(5,699)	(4,636)	(32,586)	(22,445)	(26,665)
Net income (loss) from discontinued operations	–	16,305	(67,110)	16,202	(80,873)
Net (loss) income	(5,699)	11,669	(99,696)	(6,243)	(107,538)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(15,449)	(3,986)	7,999	(18,726)	(42,280)
Comprehensive (loss) income	$(21,148)	$7,683	$(91,697)	$(24,969)	$(149,818)

Net (loss) income per common share
Basic net (loss) income per common share
Continuing operations	$(0.12)	$(0.10)	$(0.80)	$(0.51)	$(0.65)
Discontinued operations	$–	$0.35	$(1.65)	$0.37	$(1.98)
Weighted average common shares outstanding	46,880	46,854	40,681	43,885	40,841
Diluted net (loss) income per common share
Continuing operations	$(0.12)	$(0.10)	$(0.80)	$(0.51)	$(0.65)
Discontinued operations	$–	$0.35	$(1.65)	$0.37	$(1.98)
Weighted average common and common equivalent shares outstanding	46,880	46,854	40,681	43,885	40,841

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows

(in thousands of U.S. Dollars)

	For the Year Ended December 31,
U.S. Dollars in thousands	2016	2015
Net cash provided by operating activities from continuing operations	$21,353	$86,509
Net cash used in investing activities from continuing operations	(8,518)	(31,676)
Net cash used in financing activities from continuing operations	(7,351)	(40,254)
Net cash provided by (used in) discontinued operations	220	(40,521)
Effect of exchange rate changes on cash	(1,599)	(1,318)
Net increase (decrease) in cash and cash equivalents	$4,105	$(27,260)

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$10,034	$5,700
Restricted cash	2,555	3,758
Accounts receivable, net
Oil and natural gas sales	17,885	10,300
Joint interest and other	3,230	2,548
Related party	762	408
Prepaid and other current assets	4,756	2,063
Derivative asset	–	3,235
Inventory	3,647	–
Assets held for sale	25,217	61,247
Total current assets	68,086	89,259
Property and equipment:
Oil and natural gas properties (successful efforts method)
Proved	197,214	233,143
Unproved	21,109	25,630
Equipment and other property	20,273	32,173
	238,596	290,946
Less accumulated depreciation, depletion and amortization	(120,638)	(122,533)
Property and equipment, net	117,958	168,413
Other long-term assets:
Other assets	2,725	1,455
Note receivable - related party	7,624	11,500
Derivative asset	–	3,370
Assets held for sale	–	24,192
Total other assets	10,349	40,517
Total assets	$196,393	$298,189

LIABILITIES, SERIES A PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,036	$6,159
Accounts payable - related party	1,844	2,553
Accrued liabilities	12,492	8,366
Derivative liability	596	–
Loans payable	35,000	31,874
Loan payable - related party	3,194	3,593
Liabilities held for sale - related party	–	3,671
Liabilities held for sale	15,938	79,514
Total current liabilities	76,100	135,730
Long-term liabilities:
Asset retirement obligations	4,833	5,521
Accrued liabilities	8,126	10,908
Deferred income taxes	18,806	22,603
Loans payable	3,750	34,400
Derivative liability	242	–
Loan payable - related party	–	20,600
Liabilities held for sale	–	9,505
Total long-term liabilities	35,757	103,537
Total liabilities	111,857	239,267
Commitments and contingencies
Series A preferred shares, $0.10 par value, 510,000 shares authorized; 510,000 shares issued and outstanding with a liquidation preference of $50 per share as of December 31, 2016	25,500	–
Series A preferred shares-related party, $0.10 par value, 411,000 shares authorized; 411,000 shares issued and outstanding with a liquidation preference of $50 per share as of December 31, 2016	20,550	–
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 47,220,525 shares and 41,017,777 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	4,722	4,102
Treasury stock	(970)	(970)
Additional paid-in-capital	573,278	569,365
Accumulated other comprehensive loss	(140,316)	(121,590)
Accumulated deficit	(398,228)	(391,985)
Total shareholders' equity	38,486	58,922
Total liabilities, Series A preferred shares and shareholders' equity	$196,393	$298,189

Reconciliation of Net Loss From Continuing Operations to Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Twelve Months Ended
U.S. Dollars in thousands	Dec 31, 2016	Sept 30, 2016	Dec 31, 2015	2016	2015
Net loss from continuing operations	$(5,699)	$(4,636)	$(32,586)	$(22,445)	$(26,665)
Adjustments:
Interest and other, net	1,600	2,827	3,295	9,295	12,222
Current and deferred income tax expense	226	2,224	16,483	6,046	22,229
Exploration, abandonment, and impairment	2,999	1,531	13,342	5,963	21,544
Seismic expense	20	3	40	104	370
Foreign exchange loss (gain)	3,212	390	(1,214)	3,871	5,653
Share-based compensation	133	142	354	629	1,688
Loss (gain) on commodity derivative contracts	838	187	(2,027)	3,257	(27,457)
Cash settlements on commodity derivative contracts	-	2,729	29,516	4,188	57,076
Accretion of asset retirement obligation	88	97	91	373	368
Depreciation, depletion, and amortization	5,972	7,280	9,524	29,025	37,707
Commodity derivative unwind gain	-	-	(27,394)	-	(41,774)
Net other items	-	64	38	582	1,785
Adjusted EBITDAX from continuing operations	$9,389	$12,838	$9,462	$40,888	$64,746

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net loss from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange loss (gain), share based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contracts, accretion of asset retirement obligation, depreciation, depletion and amortization, commodity derivative unwind gain and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion and amortization and impairment of oil and natural gas properties, exploration expenses and gains (losses) on commodity derivative contracts which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income from continuing operations prepared in accordance with GAAP. Net income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria and an operated interest in a joint venture in Albania.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the drilling, completion and cost of wells, the production and sale of oil and natural gas, the holding of an earnings conference call, the issuance of an operations update, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in our filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one bbl of oil. A BOE conversion ratio of six MCF to one bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com